                                                                  Rule 424(b)(3)
                                                      Registration No.  33-50463

                  PRICING SUPPLEMENT NO. 1946 DATED AUGUST 25, 1997 TO PROSPECTUS SUPPLEMENTAL DATED JUNE 17, 1996
                    AND BASE PROSPECTUS DATED JUNE 17, 1996

 Issuer:                      National Rural Utilities CFC

 Principal Amount:            $ 600,000.00


 Issue Price:                   100% of Principal Amount


 Original Issue Date:           08/28/97


 Maturity Date:                 08/17/98


 Interest Rate:                 5.960 per annum


 Record Dates:                  Each January 1 and July 1


 Interest Payment Dates:        Each January 15 and July 15


 Redeemable Date:               None


 Agent's Commission:            None


 Form of Note
 (Book-Entry or Certificated):  Certificated


 Other Terms:                   None





Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $1,300,000,000 and, to date, including this offering, an aggregate of $329,886,000 Medium-Term Notes, Series A, $620,114,000, Series B, and $1,115,502,000 Series C
have been issued.